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                                                                    Exhibit 16.1


                               December 17, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Lithium Technology Corporation's statements included under Item 4 of its Form 8-K dated December 11, 1997, and we agree with the statements contained in the first paragraph of Item 4. We do not have personal knowledge as to the remainder of the Company's statements in its 8-K.


                                  Very truly yours,


                                  /s/ WISS & COMPANY, LLP

                                  WISS & COMPANY, LLP